UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-KCURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest reported) April 16, 2007

IELEMENT CORPORATION
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(Exact name of registrant as specified in its charter)

NEVADA   000-29331   76-0270295
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(State or other jurisdiction  File Number) (IRS Employer of incorporation) (Commission Identification No.)

17194 Preston Road, Suite 102, PMB 341, Dallas, TX 75248
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (214) 254-3425
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 16, 2007 IElement Corporation entered into an employment agreement with its Chief Executive Officer, Ivan Zweig and into a consulting agreement with Kramerica, Inc., a consulting company to which Ivan Zweig is the sole shareholder, officer and director. The terms and content of the Agreements had previously been approved by the Board of Directors on August 29, 2006 and such approval was ratified and confirmed on April 16, 2007.

The employment agreement with Mr. Zweig provides for an annual salary of $36,000 and benefits and termination protection commensurate with Mr. Zweig’s position and responsibilities. A Copy of the Employment Agreement is attached hereto as Exhibit 10.1.

The consulting agreement with Kramerica provides for an annual fee of $264,000 and performance based bonuses with a maximum bonus payment of $6,000,000 for the term of the Agreement. The consulting agreement also contains termination protections. A Copy of the Consulting Agreement is attached hereto as Exhibit 10.2.

Both Agreements terminate December 31, 2011.

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 16, 2007 Charles Carlson resigned from the Board of Directors. There were no disagreements between Mr. Carlson and the Company.

Item 9.01. Financial Statements and Exhibits.
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(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being furnished herewith:
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10.1 Employment Agreement with Ivan Zweig
10.2 Consulting Agreement with Kramerica, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2007

IELEMENT CORPORATION

By:                       /s/Ivan Zweig
Name:                  Ivan Zweig
Title:                   Chief Executive Officer